UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

UQM Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4120 Specialty Place Longmont, Colorado 80504 (Address of Principal Executive Ooffices)

Registrant’s telephone number, including area code: (303) 682-4900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2017, UQM Technologies, Inc. (the “Company”) entered into an amendment to the Employment Agreement (the “Amended Agreement”) dated July 1, 2017 with Joseph R. Mitchell, President and Chief Executive Officer of the Company.  Under the Amended Agreement, Mr. Mitchell has amended his employment agreement to extend the terms of its non-competition and non-solicitation obligations to a period of twenty-four (24) months following termination of employment for any reason.  In addition, in exchange for the extension of the non-competition and non-solicitation periods, the amendment to the employment agreement increased the severance payable to Mr. Mitchell upon a termination without cause (or termination for good reason) to two (2) years of base salary (from one (1) year of base salary).

The foregoing description of the Agreement and the Amended Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is attached to the Company’s Form 8-K, dated July 5, 2017, and are incorporated by reference herein, and to the full text of the Amended Agreement, which is attached to this Current Report on Form 8-K, as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Employment Agreement, dated as of September 25, 2017, between UQM Technologies, Inc. and Joseph R. Mitchell
10.2	Employment Agreement, dated as of July 1, 2017, between UQM Technologies, Inc. and Joseph R. Mitchell, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on July 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

28
UQM TECHNOLOGIES, INC.

Date: September 29, 2017	By: /s/DAVID I. ROSENTHAL
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer